UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2018

SILGAN HOLDINGS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22117	06-1269834
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4 Landmark Square, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(203) 975-7110

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

  ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 2 – Financial Information

Item 2.04.  Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On March 16, 2018, Silgan Holdings Inc., or the Company, issued an irrevocable notice of redemption to the holders of its outstanding 5% Senior Notes due 2020, or the 5% Notes, for the redemption of all $280 million aggregate principal amount of its remaining outstanding 5% Notes.  The 5% Notes were issued and the redemption of the 5% Notes will be effected pursuant to the terms of the Indenture, dated as of March 23, 2012, between the Company and U.S. Bank National Association, as trustee.  The 5% Notes will be redeemed on April 16, 2018 at a redemption price of 100 percent of their outstanding principal amount plus accrued and unpaid interest up to the date of redemption.  The Company will fund this redemption with revolving loan borrowings under its senior secured credit facility and cash on hand.

Section 8—Other Events

Item 8.01.	Other Events.

On March 16, 2018, the Company issued a press release, attached hereto as Exhibit 99.1 and incorporated herein by reference, announcing the redemption of all of its outstanding 5% Senior Notes due 2020.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
99.1	Press Release dated March 16, 2018 announcing the redemption of all of the Company's outstanding 5% Senior Notes due 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                SILGAN HOLDINGS INC.

By: /s/ Frank W. Hogan, III
Frank W. Hogan, III
Senior Vice President, General Counsel
 and Secretary
Date: March 19, 2018

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated March 16, 2018 announcing the redemption of all of the Company's outstanding 5% Senior Notes due 2020.

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